                    FUND SUB-ADMINISTRATION AGREEMENT FUND

                                  (MAS Fund)

                  AGREEMENT made as of November 18, 1993 by and between Miller Anderson & Sherrerd, a Pennsylvania limited partnership ("MAS"), and United States Trust Company of New York, a bank and trust company chartered under the laws of the State of New York ("U.S. Trust").

                             W I T N E S S E T H:



                  WHEREAS, the MAS Funds (the "Fund") is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, MAS is responsible for the provision of administration and fund accounting services to the Fund pursuant to an Agreement between MAS and the Fund dated as of November 18, 1993 (the "MAS Administration Agreement"); and

                  WHEREAS, MAS wishes to retain U.S. Trust to provide certain administration and fund accounting services with respect to the Fund, and U.S. Trust is willing to furnish such services;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

                  1.       Appointment and Delegation.

                           (a)      MAS hereby appoints U.S. Trust to provide
administration and fund accounting services for MAS for the benefit of the Fund, subject to the supervision of MAS

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and the Board of Trustees of the Fund (the "Board"), for the period and on the terms set forth in this Agreement. U.S. Trust accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 5 of this Agreement. The Fund currently consists of the portfolios (each a "Portfolio" and, collectively, the "Portfolios") identified in Schedule A hereto. MAS shall notify U.S. Trust in writing of each additional Portfolio established by the Fund. Each new Portfolio shall be subject to the provisions of this Agreement, except to the extent that said provisions (including those relating to the compensation and expense payable by the Fund) may be modified with respect to such new Portfolio in writing by MAS and U.S. Trust at the time of the addition of such new Portfolio.

                           (b)      U.S. Trust is hereby authorized to use the
services of its wholly-owned subsidiary, Mutual Funds Service Company ("MFSC"), to perform any of the functions provided for hereunder; provided, that such use shall in no way limit U.S. Trust's contractual rights and obligations hereunder. Reference (except under Paragraph 2 hereof) to U.S. Trust herein shall be deemed to include MFSC.

                  2.       Representations and Warranties.

                           (a) U.S. Trust represents and warrants that:

                                    (i) it is a bank and trust company duly
chartered, organized and existing and in good standing under the laws of the State of New York;

                                    (ii)    it is duly qualified to carry on its
business in the State of New York;

                                    (iii)   it is empowered under applicable
laws and by its Charter and By-Laws to enter into and perform this Agreement;

                                    (iv) all requisite corporate proceedings
have been taken to authorize U.S. Trust to enter into and perform this Agreement;

                                    (v) it has, and will continue to have,
access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

                                    (vi) no legal or administrative
proceedings have been instituted or threatened which would impair U.S. Trust's ability to perform its duties and obligations under this Agreement; and

                                    (vii) its entrance into this Agreement
shall not cause a material breach or be in material conflict with any other agreement or obligation of U.S. Trust or any law or regulation applicable to it;

                           (b) MAS represents and warrants that:

                                    (i) it is a Pennsylvania limited
partnership, duly organized and existing and in good standing under the laws of the Commonwealth of Pennsylvania;

                                    (ii) it is empowered under applicable laws
and by its Agreement of Limited Partnership to enter into and perform this Agreement;

                                    (iii) all requisite proceedings have been
taken to authorize MAS to enter into and perform this Agreement;

                                    (iv) the Fund is a Pennsylvania business
trust, duly organized and existing and in good standing under the laws of the Commonwealth of Pennsylvania;

                                    (v) the Fund is an investment company
registered under the 1940 Act;

                                    (vi) a registration statement under the
Securities Act of 1933, as amended ("1933 Act") and the 1940 Act on Form N-1A has been filed for the Fund and is currently effective, and will remain effective during the term of this Agreement, and all necessary filings under the laws of the states will be made and will be current during the term of this Agreement;

                                    (vii) no legal or administrative
proceedings have been instituted or threatened which would impair MAS's ability to perform its duties and obligations under this Agreement; and

                                    (viii) MAS's entrance into this Agreement
shall not cause a material breach or be in material conflict with any other agreement or obligation of MAS or the Fund, or any law or regulation applicable to either.

         3. Delivery of Documents.

         MAS will promptly furnish to U.S. Trust such copies, properly certified or authenticated, of contracts, documents and other related information that U.S. Trust may request or require to properly discharge its duties. Such documents may include but are not limited to the following:

                  (a) Resolutions of the Board authorizing the appointment of U.S. Trust to provide certain administration and fund accounting services to MAS and the Fund;

                  (b) The Fund's Declaration of Trust, as amended
("Declaration");

                  (c) The Fund's By-Laws ("By-Laws");

                  (d) The Fund's Notification of Registration on Form N-8A under the 1940 Act, as filed with the Securities and Exchange Commission ("SEC");

                  (e) The Fund's registration statement, including exhibits, on Form N-1A under the 1933 Act and the 1940 Act, and all amendments thereto, as filed with the SEC (the "Registration Statement");

                  (f) Copies of the Investment Advisory Agreement between the Fund and MAS dated July 1, 1988 (the "Advisory Agreement") and the MAS Administration Agreement;

                  (g) A copy of the custodian agreement dated November 18, 1986 between the Fund and Morgan Guaranty Trust Company of New York (Morgan Guaranty) (the "Domestic Custodian Agreement"); and a copy of the Custodian Agreement dated September 1, 1993 between the Fund and Morgan Stanley Trust Company (Morgan Stanley) (the "International Custodian Agreement") (together,Morgan Guaranty and Morgan Stanley are referred to herein as the "Custodian");

                  (h) Opinions of counsel and auditors reports;

                  (i) The Fund's current Prospectuses and Statement of Additional Information relating to all Portfolios and all amendments and supplements thereto (such Prospectuses and Statement of Additional Information and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented, are herein called the "Prospectuses"); and

                  (j) Such other agreements as the Fund may enter into from time to time, including securities lending agreements, futures and commodities account agreements, brokerage agreements, and options agreements.

         4. Services Provided by U.S. Trust.

                  U.S. Trust will provide the following services, subject to the control, direction and supervision of MAS and the Board and in compliance with the objectives, policies and limitations set forth in the Fund's Registration Statement, Declaration and By-Laws, applicable laws and regulation, and all resolutions and policies adopted by the Board:

                  (a) Fund Administration. U.S. Trust will provide the fund administration services described in Schedule B, hereto.

                  (b) Fund Accounting. U.S. Trust shall provide the fund accounting services described in Schedule C, hereto.

                  (c) U.S. Trust will also:

                                    (i) provide office facilities with respect
to the provision of the services contemplated herein (which may be in the offices of U.S. Trust or a corporate affiliate of U.S. Trust);

                                    (ii) provide the services of individuals
to serve as officers of the Fund who will be designated by U.S. Trust and elected by the Fund's Board;

                                    (iii) provide or otherwise obtain
personnel sufficient, in U.S. Trust's sole discretion, for provision of the services contemplated herein;

                                    (iv) furnish equipment and other materials
which U.S. Trust, in its sole discretion, believes are necessary or desirable for provision of the services contemplated herein; and

                                    (v) keep records relating to the services
provided hereunder in such form and manner as set forth in this Agreement and the Schedules hereto and as U.S. Trust may otherwise deem appropriate or advisable, all in accordance with the 1940 Act. To the extent required by Section 31 of the 1940 Act and the rules thereunder, U.S. Trust agrees that all such records prepared or maintained by it relating to the services provided hereunder are the property of the Fund and will be preserved for the periods prescribed under Rule 31a-2 under the 1940 Act, maintained at the Fund's expense, and made available in accordance with such Section and rules. U.S. Trust further agrees to surrender promptly to the Fund upon its request and cease to retain in its records and files those records and documents created and maintained by U.S. Trust pursuant to this Agreement.

         5. Fees; Expenses; Expense Reimbursement.

                  (a) As compensation for the services rendered to MAS and the Fund pursuant to this Agreement, MAS shall pay U.S. Trust such compensation as is agreed to in writing from time to time by the parties hereto.

                  (b) For the purposes of determining any fees calculated by reference to the Fund's assets, the value of the Fund's net assets shall be computed as required by its Prospectuses, generally accepted accounting principles and resolutions of the Board.

                  (c) U.S. Trust will from time to time employ or associate with such person or persons as may be appropriate to assist U.S. Trust in the performance of this Agreement. Such persons or persons may be officers and employees who are employed or designated as officers by both U.S. Trust and the Fund. The compensation of such person or persons for such employment shall be paid by U.S. Trust and no obligation will be incurred by or on behalf of the Fund in such respect.

                  (d) U.S. Trust will bear all of its own expenses in connection with its performance of services under this Agreement except as otherwise agreed to by the parties hereto. MAS agrees to promptly reimburse U.S. Trust for any equipment and supplies specially ordered by or for the Fund through U.S. Trust and for any other expenses not contemplated by this Agreement that U.S. Trust may incur on the Fund's behalf at MAS's or the Fund's request or as consented to by MAS or by the Fund. Such other expenses to be incurred in the operation of the Fund and to be borne by the Fund include, but are not limited to: taxes; interest; SEC and state blue sky registration and qualification fees, levies, fines and other charges; charges and expenses of custodians; advisory fees; insurance premium, including fidelity bond premiums; auditing and legal expenses; expenses of typesetting and printing of Prospectuses for regulatory purposes and for distribution to current shareholders of the Fund (the Fund's distributor to bear the expense of all other printing, production, and distribution of Prospectuses and marketing materials); expenses of typesetting, printing and production costs of shareholders' reports and proxy statements and materials; costs and expenses of Fund stationery and forms; costs associated with shareholder and Board meetings; and any extraordinary Fund expenses. In addition, U.S. Trust may utilize one or more independent pricing services, approved from time to time by the Board, to obtain securities prices and to act as backup to the primary pricing services, in connection with determining the net asset value of the Fund, and the Fund will reimburse U.S. Trust for the Fund's share of the cost of such services based upon the actual usage or a pro rata estimate of the use of the services for the benefit of the Fund.

         6. Proprietary and Confidential Information.

                  U.S. Trust agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund, all records and other information relative to the Fund, and to not use such records and information for any purpose other than performance of U.S. Trust's responsibilities and duties hereunder. U.S. Trust may seek a waiver of such confidentiality provisions by furnishing reasonable prior notice to the Fund and obtaining approval in writing from the Fund, which approval shall not be unreasonably withheld and may not be withheld where U.S. Trust may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities. Waivers of confidentiality are automatically effective without further action by U.S. Trust with respect to Internal Revenue Service levies, subpoenas and similar actions, or with respect to any request by the Fund.

         7. Duties, Responsibilities and Limitation of Liability.

                  (a) In the performance of its duties hereunder, U.S. Trust shall be obligated, as applicable, to exercise the due care and diligence of a mutual fund accounting agent and administrator, and in all events to act in good faith in performing the services provided for under this Agreement. In performing its services hereunder, U.S. Trust shall be entitled to rely on any oral or written instructions, notices or other communications from the Fund and its Custodian, officers and directors, investors, agents and other service providers which U.S. Trust reasonably believes to be genuine, valid and authorized. U.S. Trust shall also be entitled to rely on the advice and opinions of outside legal counsel retained by the Fund, as necessary or appropriate.

                  (b) Subject to the foregoing, U.S. Trust shall not be liable for any error of judgment or mistake of law or for any loss or expense suffered by the Fund, in connection with the matters to which this Agreement relates, except for a loss or expense resulting from willful misfeasance, bad faith or gross negligence on U.S. Trust's part in the performance of its duties or from reckless disregard by U.S. Trust of its obligations and duties under this Agreement. Any officer, director, partner, employee or agent of the Fund who is also an officer, director, partner, employee or agent of U.S. Trust shall be deemed to be rendering services to or acting solely for the Fund, except when rendering services or business in connection with U.S. Trust's duties hereunder.

                  (c) Subject to Paragraph 7(b) above, U.S. Trust shall not be responsible for, and MAS shall indemnify and hold U.S. Trust harmless from and against, any and all losses, damages, costs, reasonable attorneys' fees and expenses, payments, expenses and liabilities arising out of or attributable to:

                           (i) all actions of U.S. Trust or its officers or
agents required to be taken pursuant to this Agreement;

                           (ii) the reliance on or use by U.S. Trust or its
officers or agents of information, records or documents which are received by U.S. Trust or its officers or agents and furnished to it or them by or on behalf of MAS or the Fund, and which have been prepared or maintained by the Fund, MAS or any other third party on behalf of MAS or the Fund;

                           (iii) MAS's refusal or failure to comply with the
terms of this Agreement or MAS's lack of good faith, or its actions, or lack thereof, involving gross negligence or will misfeasance;

                           (iv) the breach of any representation or warranty
of MAS hereunder; or

                           (v) the offer or sale of shares by the Fund and/or
its distributor (a) in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state, or (b) in violation of any stop order or other determination or ruling by any federal agency or any state agency with respect to the offer or sale of such shares in such state resulting from activities, actions, or omissions by the Fund or its distributor or existing or arising out of activities, actions or omissions by or on behalf of the Fund prior to the effective date of this Agreement.

                  (d) U.S. Trust shall indemnify and hold MAS harmless from and against any and all losses, damages, costs, charges, reasonable attorneys' fees and expenses, payments, expenses and liabilities arising out of or attributable to U.S. Trust's refusal or failure to comply with the terms of this Agreement, U.S. Trust's breach of any representation or warranty made by it herein, or U.S. Trust's lack of good faith, or acts involving gross negligence, willful misfeasance or reckless disregard of its duties.

         8. Term.

                  This Agreement shall become effective on the date that MAS first assumes responsibility for providing administrative services to the Fund pursuant to the MAS Administration Agreement. This Agreement shall continue in effect unless terminated by either party on 90 days' prior written notice. Upon termination of this Agreement, MAS shall pay to U.S. Trust such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of termination or the date that the provision of services under this Agreement by U.S. Trust ceases, whichever is later.

         9. Hiring of Employees.

                  MAS and U.S. Trust agree that they will not enter into discussions of employment or make offers of employment to each others' employees without written approval from the other.

         10. Notices.

                  Any notice required or permitted hereunder shall be in writing and shall be deemed to have been given when delivered in person or by certified mail, return receipt requested, to the parties at the following address (or such other address as a party may specify by notice to the other):

         If to MAS:

                           Miller, Anderson & Sherrerd
                           One Tower Bridge
                           West Conshohocken, PA 19428-0868
                           Attn:   Ms. Lorraine Truten
                           FAX:    (215) 940-0652

                  with a copy to:

                           Richard W. Grant, Esquire
                           Morgan, Lewis & Bockius
                           2000 One Logan Circle
                           Philadelphia, PA  19103
                           FAX:    (215) 963-5299

         If to U.S. Trust:

                           114 West 47th Street
                           New York, New York  10036
                           Attn:   Division Director, Mutual Funds Division
                           FAX:    (212) ___________

                  with a copy to:

                           Mutual Funds Service Company
                           73 Tremont Street
                           Boston, Massachusetts  02108
                           Attn:   Karl Hartmann,
                                   Vice President and General Counsel
                           FAX:    (617) 557-8616

Notice shall be effective upon receipt, if by mail, on the date of personal delivery, if by private messenger, courier service or otherwise, or upon confirmed receipt of telex or facsimile, whichever occurs first.

         11. Assignability.

                  This Agreement shall not be assigned by any of the parties hereto without the prior consent in writing of the other party; provided, however, that U.S. Trust may in its own discretion and without limitation or prior consent of MAS or the Fund, whenever and on such terms and conditions as U.S. Trust deems necessary or appropriate, subcontract, delegate or assign its rights, duties, obligations and liabilities to its subsidiaries or affiliates; provided further, that any such subcontract, agreement or understanding shall not discharge U.S. Trust or its affiliates or subsidiaries, as the case may be, from the obligations hereunder. Similarly, U.S. Trust or its affiliated subcontractor, designee, or assignee may, at its discretion, without notice to the Fund, enter into such subcontracts, agreements and understandings, whenever and on such terms and conditions as U.S. Trust or they deem necessary or appropriate to perform services hereunder, with non-affiliated third parties; provided, however, that such subcontract, agreement or understanding shall not discharge U.S. Trust, or its subcontractor, designee, or assignee, as the case may be, from U.S. Trust's obligations hereunder.

         12. Waiver.

                  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

         13. Force Majeure.

         U.S. Trust shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God, earthquakes, fires, floods, wars, acts of civil or military authorities, or governmental actions, nor shall any such failure or delay give MAS the right to terminate this Agreement.

         14. Amendments.

         This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

         15. Severability.

         If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstances it shall nevertheless remain applicable to all other persons and circumstances.

         16. Governing Law.

         This Agreement shall be governed by the laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed by their officers designated below as of the date first written above.

                                   MILLER ANDERSON & SHERRERD

                                   By:      /s/James D. Schmid
                                            ---------------------------
                                   Name:    James D. Schmid
                                   Title:   Partner

                                   UNITED STATES TRUST COMPANY OF NEW YORK

                                   By:      /s/Donald P. Hearn
                                            ---------------------------
                                   Name:    Donald P. Hearn
                                   Title:   EVP

                                  SCHEDULE A
                LISTING OF PORTFOLIOS SUBJECT TO THIS AGREEMENT

1.       Equity Portfolio

2.       Value Portfolio

3.       Small Capitalization Value Portfolio

4.       Growth Portfolio

5.       Emerging Growth Portfolio

6.       Fixed Income Portfolio

7.       Fixed Income II Portfolio

8.       Special Purpose Fixed Income Portfolio

9.       High Yield Securities Portfolio

10.      Limited Duration Fixed Income Portfolio

11.      Intermediate Duration Fixed Income Portfolio

12.      Mortgage-Backed Securities Portfolio

13.      Balanced Portfolio

14.      International Equity Portfolio

15.      Emerging Markets Portfolio

16.      Global Fixed Income Portfolio

17.      International Fixed Income Portfolio

18.      Cash Reserves Portfolio

19.      Select Value Portfolio

20.      Select Equity Portfolio

21.      Select Fixed Income Portfolio

22.      Municipal Fixed Income Portfolio

23.      Pennsylvania Municipal Fixed Income Portfolio

                                  SCHEDULE B

              GENERAL DESCRIPTION OF FUND ADMINISTRATION SERVICES

I.       Financial and Tax Reporting

                  In  accordance  with  specific   procedures  and  guidelines
established in writing by the parties hereto from time to time, U.S. Trust will provide the following administrative services:

                  A. Prepare agreed-upon management reports and Board materials, such as unaudited financial statements, distribution summaries, and deviations from mark-to-market to amortized cost valuation for money market portfolios.

                  B. Report Fund performance to outside services as directed by Fund management.

                  C. Calculate dividend and capital gain distributions in accordance with distribution policies detailed in the Fund's Prospectuses. Assist Fund management in making final determinations of distribution amounts.

                  D. Estimate and recommend year-end dividend and capital gain distributions necessary to establish the Fund's status as a regulated investment company ("RIC") under Section 4982 of the Internal Revenue Code of 1986, as amended (the "Code") regarding minimum distribution requirements.

                  E. Prepare and file the Fund's Federal tax return on Form 1120-RIC along with all state and local tax returns, where applicable. Prepare and file Federal Excise Tax Return (Form 8613).

                  F. Prepare and file the Fund's semi-annual reports on Form N-SAR with the SEC.

                  G. Prepare and coordinate printing of Fund's semi-annual and annual reports to shareholders.

                  H. File copies of every financial report to shareholders with the SEC under Rule 30b2-1 under the 1940 Act.

                  I. Notify shareholders as to what portion, if any, of the distributions made by the Fund during the prior fiscal year were exempt-interest dividends under
                           Section 852(b)(5)(A) of the Code.

                  J. Provide Form 1099-MISC to persons other than corporations (i.e., Trustees) to whom the Fund paid more than $600 during the year.

                  K. Prepare and file State Expense Limitation Report(s) (if applicable).

                  L. Provide financial information for Fund proxies and Prospectuses.

II.      Portfolio Compliance

                  In  accordance  with  specific   procedures  and  guidelines
established  in writing from time to time by the parties  hereto,  U.S.  Trust will:

                  A. Assist with monitoring each Portfolio's compliance with investment restrictions (e.g., issuer or industry diversification) listed in the Prospectuses.

                  B. Assist with monitoring each Portfolio's compliance with the requirements of the Code Section 851 for qualification as RICs.

                  C. Assist with monitoring the investment adviser's compliance with Board directives such as "Approved Issuers Listings for Repurchase Agreements," Rule 2a-7 procedures for money market funds and Rule 17a-7, Rule 17e-a and Rule 12d3-1 procedures.

                  D. Mail quarterly requests for "Securities Transactions Reports" to the Fund's Board, Officers and other "access persons" under the terms of the Fund's Code of Ethics and SEC regulations.

III.     Registration and Corporate Governance

                  A. Prepare and file post-effective amendments to the Fund's Registration Statement, and prepare and file supplements as needed.

                  B. Prepare and file proxy materials and administer shareholder meetings.

                  C.       Prepare and file Rule 24f-2 Notices.

                  D. Prepare and file all state registrations of the Fund's securities, including annual renewals, registering new Portfolios, preparing and filing sales reports, filing copies of the Registration Statement and Prospectuses, and increasing registered amounts of securities in individual states.

                  E.       Prepare Board materials for all Board meetings.

IV.      General Administration

                  A. Furnish officers of the Fund, subject to Board approval.

                  B. In accordance with specific procedures and guidelines established in writing from time to time by the parties hereto, U.S. Trust will prepare Fund and Portfolio expense projections, and establish and review accruals on a periodic basis, including expenses based on a percentage of the Fund's average daily net assets and expenses based on actual charges annualized and accrued daily (i.e., audit fees, registration fees, Trustees' fees).

                  C. For new Portfolios, obtain Employer Identification Number and CUSIP number. Estimate organizational costs and expenses, and monitor against actual disbursements.

                  D. Coordinate all communications and data collection pertaining to any regulatory examinations and yearly audits by independent accountants.

                                  SCHEDULE C
                    DESCRIPTION OF FUND ACCOUNTING SERVICES

I.       General Description

                  In accordance with specific procedures and guidelines established in writing from time to time by the parties hereto, U.S. Trust shall provide the following accounting services to the Fund on behalf of MAS:

                  A. Maintenance of the books and records and accounting controls for the Fund's assets, including records of all securities transactions;

                  B. Calculation and transmission of each Portfolio's net asset value to the NASD source for publication of prices in accordance with the prospectus and to such other entities as directed by MAS;

                  C. Accounting for dividends and interest received and distributions made by the Fund;

                  D. Production of transaction data, financial reports and such other periodic and special reports as the Board may reasonably request;

                  E. Preparation of financial statements for the semi-annual and annual reports and other shareholder communications;

                  F.       Liaison with the Fund's independent auditors;

                  G. Monitoring and administration of arrangements with the Fund's custodian and depository banks; and

                  H.       Furnishing the following reports.

II.      Domestic Fund Accounting Daily Reports

                  U.S. Trust will supply MAS with the following reports on a daily basis:

                  A.       General Ledger Reports
                           1.       Trial Balance Report
                           2.       General Ledger Activity Report

                  B.       Portfolio Reports
                           1.       Portfolio Reports
                           2.       Cost Lot Report
                           3.       Purchase Journal
                           4.       Sell/Maturity Journal
                           5.       Amortization/Accretion Report
                           6.       Maturity Projection Report

                  C.       Pricing Reports
                           1.       Pricing Report
                           2.       Pricing Report by Market Value
                           3.       Pricing Variance by Percentage Change
                           4.       NAV Report
                           5.       NAV Proof Report
                           6.       Money Market Pricing Report

                  D.       Accounts Receivable/Payable Reports
                           1.       Accounts Receivable for Investments Report
                           2.       Accounts Payable for Investments Report
                           3.       Interest Accrual Report

                           4.       Dividend Accrual Report

                  E.       Other Reports
                           1.       Dividend Computation Report
                           2.       Cash Availability Report
                           3.       Settlement Journal

III.     International Fund Accounting Daily Reports

                  U.S. Trust will supply MAS with the following reports on a daily basis:

                  A.       General Ledger
                           1.       Trail Balance Report
                           2.       General Ledger Activity Report

                  B.       Portfolio Reports
                           1.       Portfolio Report by Sector
                           2.       Cost Lot Report
                           3.       Purchase Journal
                           4.       Sell/Maturity Journal

                  C.       Currency Reports
                           1.       Currency Purchase/Sales Journal
                           2.       Currency Valuation Report

                  D.       Pricing Reports
                           1.       Pricing Report by Country
                           2.       Pricing Report by Market Value
                           3.       Price Variance by Percentage Change

                           4.       NAV Report
                           5.       NAV Proof Report

                  E.       Accounts Receivable/Payable Reports
                           1.       Accounts Receivable for Investments
                                    Sold/Matured
                           2.       Accounts Payable for Investments Purchased
                           3.       Accounts Receivable for Forward Exchange
                                    Contracts
                           4.       Accounts Payable for Forward Exchange
                                    Contracts
                           5.       Interest Receivable Valuation
                           6.       Interest Recoverable Withholding Tax
                           7.       Dividends Receivable Valuation
                           8.       Dividends Recoverable Withholding Tax

                  F.       Other Reports
                           1.       Exchange Rate Report

IV.      Monthly Fund Accounting Reports

                  U.S. Trust will provide MAS with the following reports on a monthly basis:

                  A.       Standard Reports
                           1.       Cost Proof Report
                           2.       Transaction History Report
                           3.       Realized Gain/Loss Report
                           4.       Interest Record Report
                           5.       Dividend Record Report
                           6.       Broker Commission Totals

                           7.       Broker Principal Trades
                           8.       Shareholder Activity Report
                           9.       Fund Performance Report
                           10.      SEC Yield Calculation Work Sheet

                  B.       International Reports
                           1.       Forward Contract Transaction History Report
                           2.       Currency Gain/Loss Report